TERAPHYSICS CORPORATION

_______________________________________________________

INVESTOR QUESTIONNAIRE

AND

SUBSCRIPTION AGREEMENT

_______________________________________________________

This Subscription Agreement relates to my/our agreement to purchase ________ shares of the common stock, $0.0001 par value (the "Shares") to be issued by Teraphysics Corporation, a Delaware corporation (the "Company"), for a purchase price of $5.00  per Share, for a total purchase price of $_______ ("Subscription Price"), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated  December 22, 2016 (collectively, the "Circular"). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

Simultaneously or subsequent to with the execution and delivery hereof, I am making either an ACH authorization or a wire transfer pursuant to the escrow instructions delivered to me by my broker-dealer, in the amount of my Subscription Price. I understand that if I wish to purchase Shares, I must complete this Subscription Agreement and submit the applicable Subscription Price. Subscription funds will be held by and at an Fifth Third Bank in compliance with SEC Rule 15c2-4, with funds released to the Company only after we have achieved the minimum offering amount as described in the Circular. The escrow account will be maintained by Issuer Direct Corporation as escrow agent. In the event that the Company does not achieve the minimum offering amount then the Offered Shares will not be sold to investors pursuant to this offering and all funds will be returned to investors from escrow together with interest, if any.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1.	Type of Ownership

Individual

2.	Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner:

Name:

Tax ID Number:

Street Address:

City:

Region:

Postal Code:

Country:

Phone Number:

Email Address:

Joint-Owner/Minor: (If applicable.)

Name:

Tax ID Number:

Street Address:

City:

Region:

Postal Code:

Country:

Phone Number:

Email Address:

3.	Investor Eligibility Certifications

I understand that to purchase Shares, I must either be an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because:

☐   The aggregate purchase price for the Common Stock I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐	I am an accredited investor.

4.     I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extend no accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

5.     I have received the Circular.

6.     I accept the terms of the Certificate of Incorporation of the Company.

7.     I am purchasing the Shares for my own account.

8.     I confirm that I am not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the  provided in the Circular or otherwise by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. I acknowledge that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned's authority to invest in the Securities.

8.     I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

9.      Digital ("electronic") signatures, often referred to as an "e-signature", enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement's electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Issuer Direct Corporation's software tools platform and hosting provider, including backups. You and the Company each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement you consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient's change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber:

Name:
Email:
Date:
Signature
ID:

Issuer:

Name:
Email:
Company:	Teraphysics Corporation
Title:	Chief Executive Officer
Signature
ID:

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